Exhibit 5.2

AMERICAN AXLE & MANUFACTURING, INC.

One Dauch Drive

Detroit, MI 48211

(313) 758-2000

David E. Barnes

Vice President and General Counsel

American Axle & Manufacturing Holdings, Inc.

December 15, 2017

American Axle & Manufacturing, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-4 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on or about December 15, 2017 by American Axle & Manufacturing, Inc., a Delaware corporation (“AAM, Inc.” or the “Company”), American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”), and each of the subsidiary guarantors named in Schedule A hereto (collectively, the “Subsidiary Guarantors” and, together with AAM, Inc. and Holdings, the “Registrants”). The Registration Statement relates to the issuance pursuant to the Securities Act of 1933, as amended (the “Securities Act”) by the Company of (i) 6.250% Senior Notes due 2025 (the “2025 Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2025 Exchange Notes (the “2025 Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as guarantors (collectively, the “Guarantors”) and (ii) 6.500% Senior Notes due 2027 (the “2027 Exchange Notes” and together with the 2025 Exchange Notes, the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2027 Exchange Notes (the “2027 Exchange Note Guarantees” and together with the 2025 Exchange Note Guarantees, the “Exchange Note Guarantees”) by each of the Guarantors.

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offers”) up to (i) $700,000,000 aggregate principal amount of 2025 Exchange Notes for a like amount of its outstanding 6.250% Senior Notes due 2025 issued on March 9, 2017 (the “2025 Restricted Notes”), which have not been registered under the Securities Act, and to exchange the 2025 Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2025 Restricted Notes by the Guarantors and (ii) $500,000,000 aggregate principal amount of 2027 Exchange Notes for a like amount of its outstanding 6.500% Senior Notes due 2027 issued on March 9, 2017 (the “2027 Restricted Notes”), which have not been registered under the Securities Act, and to exchange the 2027 Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2027 Restricted Notes by the Guarantors.

The 2025 Exchange Notes, the 2025 Exchange Note Guarantees, the 2027 Exchange Notes and the 2027 Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offers pursuant to the Indenture dated as of November 3, 2011, as supplemented by the First

Supplemental Indenture dated as of March 23, 2017, and the Second Supplemental Indenture, dated as of May 17, 2017, by and among the Company, certain Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”).

As Vice President and General Counsel of Holdings and AAM, Inc., the direct parent company of each Subsidiary Guarantor, and Director of each Subsidiary Guarantor named in Schedule B hereto (the “Covered Guarantors”), I am familiar with the incorporation documents and bylaws of each Covered Guarantor and with the affairs of each Covered Guarantor.  In rendering the opinions set forth below, I have examined or caused to be examined such agreements, documents, instruments and records as I deemed necessary or appropriate under the circumstances for me to express such opinions.  In rendering such opinions, I also have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee.

With regard to the opinions set forth below, insofar as they relate to the Subsidiary Guarantees as valid, binding and enforceable obligations of each Subsidiary Guarantor, I have relied solely upon an opinion letter dated the date hereof from Shearman & Sterling LLP, New York, New York, with respect to all matters of New York law related thereto.  Based on the foregoing, and subject to the assumptions and qualifications set forth above, it is my opinion that the Subsidiary Guarantees, when duly executed by the Covered Guarantors and delivered by the Covered Guarantors upon consummation of the Exchange Offers as set forth in the Registration Statement, will be legally issued and will constitute valid and binding obligations of the Covered Guarantors, enforceable against each Covered Guarantor in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I hereby consent to the reference made to me under the heading “Legal Matters” set forth in the prospectus forming a part of the Registration Statement.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

American Axle & Manufacturing, Inc.

By:	/s/ David E. Barnes
Name:	David E. Barnes
Title:	Vice President and General Counsel

[Signature Page to Opinion of General Counsel]

SCHEDULE A

Subsidiary Guarantors

Guarantor Name	Jurisdiction of Formation	Type of Entity
AAM International Holdings, Inc.	Delaware	Corporation
Auburn Hills Manufacturing, Inc.	Delaware	Corporation
Oxford Forge, Inc.	Delaware	Corporation
MSP Industries Corporation	Michigan	Corporation
Colfor Manufacturing, Inc.	Delaware	Corporation
Accugear, Inc.	Delaware	Corporation
Rochester Manufacturing, LLC	Indiana	Limited Liability Company
Metaldyne Performance Group, Inc.	Delaware	Corporation
MPG HOLDCO I INC.	Delaware	Corporation
Metaldyne BSM, LLC	Delaware	Limited Liability Company
Metaldyne M&A Bluffton, LLC	Delaware	Limited Liability Company
Metaldyne Powertrain Components, Inc.	Delaware	Corporation
Metaldyne Sintered Ridgway, LLC	Delaware	Limited Liability Company
Metaldyne SinterForged Products, LLC	Delaware	Limited Liability Company
Punchcraft Machining and Tooling, LLC	Delaware	Limited Liability Company
HHI FormTech, LLC	Delaware	Limited Liability Company
Jernberg Industries, LLC	Delaware	Limited Liability Company
Impact Forge Group, LLC	Delaware	Limited Liability Company
ASP HHI Holdings, Inc.	Delaware	Corporation
ASP HHI Intermediate Holdings, Inc.	Delaware	Corporation
ASP HHI Intermediate Holdings II, Inc.	Delaware	Corporation
ASP HHI Acquisition Co., Inc.	Delaware	Corporation
Forging Holdings, LLC	Delaware	Limited Liability Company
Hephaestus Holdings, LLC	Delaware	Limited Liability Company
HHI FormTech Holdings, LLC	Delaware	Limited Liability Company
HHI Forging, LLC	Delaware	Limited Liability Company
Gearing Holdings, LLC	Delaware	Limited Liability Company

A-1

Guarantor Name	Jurisdiction of Formation	Type of Entity
Cloyes Gear Holdings, LLC	Delaware	Limited Liability Company
Jernberg Holdings, LLC	Delaware	Limited Liability Company
Impact Forge Holdings, LLC	Delaware	Limited Liability Company
ASP MD Holdings, Inc.	Delaware	Corporation
ASP MD Intermediate Holdings, Inc.	Delaware	Corporation
ASP MD Intermediate Holdings II, Inc.	Delaware	Corporation
MD Investors Corporation	Delaware	Corporation
Metaldyne, LLC	Delaware	Limited Liability Company
Gear Design and Manufacturing, LLC	Delaware	Limited Liability Company
Grede Wisconsin Subsidiaries LLC	Wisconsin	Limited Liability Company
Cloyes Gear and Products, Inc.	Ohio	Corporation
Grede LLC	Delaware	Limited Liability Company
Grede Holdings LLC	Delaware	Limited Liability Company
ASP Grede Intermediate Holdings LLC	Delaware	Limited Liability Company
GSC RIII - Grede LLC	Delaware	Limited Liability Company
Shop IV Subsidiary Investment (Grede), LLC	Delaware	Limited Liability Company
HHI Holdings, LLC	Delaware	Limited Liability Company
Grede II LLC	Delaware	Limited Liability Company
ASP Grede AcquisitionCo LLC	Delaware	Limited Liability Company
The Mesh Company, LLC	Arkansas	Limited Liability Company

A-2

SCHEDULE B

Covered Guarantors

Guarantor Name	Jurisdiction of Formation	Type of Entity
MSP Industries Corporation	Michigan	Corporation
Rochester Manufacturing, LLC	Indiana	Limited Liability Company
Grede Wisconsin Subsidiaries LLC	Wisconsin	Limited Liability Company
Cloyes Gear and Products, Inc.	Ohio	Corporation
The Mesh Company, LLC	Arkansas	Limited Liability Company

B-1